TRANSFER AGENT  and  DIVIDEND DISBURSING AGENT AGREEMENT


     This Agreement, dated as of the 16th day of March 1994, amended
January 29, 1996, made by and between First Pacific Mutual Fund, Inc.
(the "Fund"), a corporation operating as an open-end management investment company, duly organized and existing under the laws of the State of Maryland and First Pacific Recordkeeping, Inc. (the "Company"), a corporation duly organized and existing under the laws of the State of Hawaii.

                            WITNESSETH THAT:

     WHEREAS, the Fund consists of a series of Funds, at present namely:
First Hawaii Municipal Bond Fund, First Hawaii Intermediate Municipal Fund and First Idaho Tax-Free Fund.

     WHEREAS, the Fund desires to appoint the company as its Transfer, Redemption and Dividend Disbursing Agent as set forth in this Agreement and to perform certain other functions in connection with these duties; and

     WHEREAS, the Company is willing to perform such functions upon the terms and conditions set forth below; and

     WHEREAS, the Fund will cause to be provided certain information to the Company as set forth below.

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:


     Section 1. The terms as defined in this Section wherever used in this Agreement, or in any amendment or supplement hereto, shall have the meanings herein specified unless the context otherwise requires.

     The Fund: The term Fund shall mean any series issued by the authority of the Board of Directors.

     Share Certificates: The term Share Certificates shall mean the share certificates for the Shares of the Fund.

     Shareholders: The term Shareholders shall mean the registered owners from time to time of the Shares of the Fund in accordance with the share registry records of the Fund.

     Shares: The term Shares shall mean the issued and outstanding shares of the Fund.

     Oral Instruction: The term Oral Instruction shall mean an authorization, instruction approval, item or set of data, or information of any kind transmitted to the Company in person or by telegram, telecopy or other mechanical or documentary means lacking original signature, by a person or persons believed in good faith by the Company to be a person or persons authorized by a resolution of the Board of Directors of the Fund to give
Oral Instructions on behalf of the Fund.

     Written Instruction: The term Written Instruction shall mean an authorization, instruction, approval, item or set of data or information of any kind transmitted to the Company in original writing containing original signatures or a copy of such document transmitted by telecopy including transmission of such signature believed in good faith by the Company to be the signature of a person authorized by a resolution of the Board of Directors of the Fund to give Written Instructions on behalf of the Fund.

     Section 2. The Fund shall furnish to the Company as Transfer Agent a sufficient supply of blank Share Certificates and from time to time will renew such supply upon the request of the Company. Such blank Share Certificates shall be signed, manually or by facsimile, signatures of officers of the Fund authorized by law or the by-laws of the Fund to sign Share Certificates and, if required, shall bear the corporate seal or a facsimile thereof.

     Section 3. The Company as Transfer Agent, shall make original issues of Shares in accordance with Sections 13 and 14 below and with the Fund's Prospectus upon the written request of the Fund and upon being furnished with (i) a certified copy of a resolution or resolutions of the Board of Directors of the Fund authorizing such issue; (ii) an opinion of counsel as to the validity of such additional Shares; and (iii) necessary funds for the payment of any original issue tax applicable to such additional Shares.

     Section 4. Transfers of Shares shall be registered and new Share Certificates issued by the Company upon surrender of outstanding Share Certificates (i) in form deemed by the Company to be properly endorsed for transfer, (ii) with all necessary endorsers' signatures guaranteed by a member firm of a national securities exchange or a commercial bank, accompanied by (iii) such assurances as the Company shall deem necessary or appropriate to evidence the genuineness and effectiveness of each necessary endorsement, and (iv) satisfactory evidence of compliance with all applicable laws relating to the payment or collection of taxes.

     Section 5. When mail is used for delivery of Share Certificates, the Company shall forward Share Certificates in "non-negotiable" form by registered mail, all mail deliveries to be covered while in transit to the addressee by insurance arranged for by the Company.

     Section 6. In registering transfers, the Company as Transfer Agent may rely upon the Uniform Commercial Code or any statues which in the opinion of counsel protect the Company and the Fund in not requiring complete documentation, in registering transfer without inquiry into adverse claims, in delaying registration for purposes of such inquiry, or in refusing registration where in its judgement an adverse claim requires such refusal.

     Section 7. The Company as Transfer Agent may issue new Share Certificates in place of Share Certificates represented to have been lost, destroyed or stolen, upon receiving indemnity satisfactory to the Company and may issue new Share Certificates in exchange for and upon surrender of mutilated Share Certificates.

     Section 8. In case any officer of the Fund who shall have signed manually or whose facsimile signature shall have been affixed to blank Share Certificates shall die, resign or be removed prior to the issuance of such Share Certificates, the Company as Transfer Agent may issue or register such Share Certificates as the Share Certificates of the Fund notwithstanding such death, resignation or removal; and the Fund shall file promptly with the Company such approval, adoption or certification as may be required by law.

     Section 9. The Company will maintain stock registry records in the usual form in which it will note the issuance, transfer and redemption of Shares and the issuance and transfer of Share Certificates, and is also authorized to maintain an account entitled Unissued Certificate Account in which it will record the Shares and fractions issued and outstanding from time to time for which issuance of Share Certificates is deferred. The
Fund is responsible to provide the Company reports of Fund Share purchases, redemptions and total Shares outstanding on the next business day after each net asset valuation. The Company is authorized to keep records, which will be part of the stock transfer records, in which it will note the names and registered address of Shareholders and the number of Shares and fraction from time to time owned by them for which no Share Certificates are outstanding. Each shareholder will be assigned a single account number even though Shares for which Certificates have been issued will be accounted for separately.

     Section 10. The Company will issue Share Certificates for Shares of the Fund, only upon receipt of a written request from a Shareholder. In all other cases, the Fund authorizes the Company to dispense with the issuance and countersignature of Share Certificates whenever Shares are purchased. In such case the Company as Transfer Agent, shall merely, note on its stock registry records the issuance of the Shares and fractions (if any), shall credit the Unissued Certificate Account with the Shares and fractions issued and shall credit the proper number of Shares and fractions to the respective Shareholders. Likewise, whenever the Company has occasion to surrender for redemption Shares and fractions owned by Shareholders, it shall be unnecessary to issue Share Certificates for redemption purposes. The Fund authorizes the Company in such cases to process the transactions by appropriate entries in its share transfer records, and debiting of the Unissued Certificate Account and the record of issued Shares outstanding.

     Section 11. The Company in its capacity as Transfer Agent will, in addition to the duties and functions above-mentioned, perform the usual duties and functions of a Stock Transfer Agent for a corporation. It will countersign for issuance or reissuance Share Certificates representing original issue or reissued treasury Shares as directed by the Written Instructions of the Fund and will transfer Share Certificates registered in the name of Shareholders from one Shareholder to another in the usual manner. The Company may rely conclusively and act without further investigation upon any list, instruction, certification, authorization, Share Certificate or other instrument or paper believed by it in good faith to be genuine and unaltered, and to have been signed, countersigned or executed by a duly authorized person or persons, or upon the instructions of any officer of the Fund, or upon the advice of counsel for the Fund or for the Company. The Company may record any transfer of Share Certificates which is believed by it in good faith to have been duly authorized or may refuse to record any transfer of Share Certificates if in good faith the Company in its capacity as Transfer Agent deems such refusal necessary in order to avoid any liability either to the Fund or to the Company. The Fund agrees to indemnify and hold harmless the Company from and against any and all losses, costs, claims, and liability which it may suffer or incur by reason of so relying or acting or refusing to act.

     Section 12. In case of any request or demand for the inspection of the share records of the Fund, the Company as Transfer Agent, shall endeavor to notify the Fund and to secure instructions as to permitting or refusing such inspections. However, the Company may exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so.

                           ISSUANCE OF SHARES

     Section 13. Prior to the daily determination of net asset value in accordance with the Fund's Prospectus, the Company shall process all purchase orders received since the last determination of the Fund's net asset value.

     The Company shall calculate daily the amount available for investment in Shares at the net asset value determined by the Company as pricing agent
(see Accounting Services Agreement) as of the close of trading on the New York Stock Exchange, the number of Shares and fractional Shares to be purchased and the net asset value to be deposited with the Custodian.
The Company as agent for the Shareholders, shall place a purchase order daily with the Fund for the proper number of Shares and fractional Shares to be purchased and confirm such number to the Fund in writing.

     Section 14.    The Company having made the calculations provided for in
Section 13, shall thereupon pay over the net asset value of Shares purchased to the Custodian. The proper number of Shares and fractional Shares shall then be issued daily and credited by the Company to the Unissued Certificate Account. The shares and fractional Shares purchased for each Shareholder will be credited by the Company to his separate Account. The Company shall mail to each Shareholder a confirmation of each purchase with copies to the Fund if requested. Such confirmations will show the prior Share balance, the new Share balance, the Shares for which Stock Certificates are outstanding (if any) the amount invested and the price paid for the newly purchased Shares.

                               REDEMPTIONS

      Section 15. The Company shall, prior to the daily determination of net asset value in accordance with the Fund's Prospectus, process all requests from Shareholders to redeem Shares and determine the number of Shares required to be redeemed to make monthly payments, automatic payments or the like. Thereupon, the Company shall advise the Fund of the total number of Shares available for redemption and the number of Shares and fractional Shares requested to be redeemed. The Company as Pricing Agent shall then determine the applicable net asset value, whereupon the Company shall furnish the Fund with an appropriate confirmation of the redemption and process the redemption by filing with the Custodian an appropriate statement and making the proper distribution and application of the redemption proceeds in accordance with the Fund's Prospectus. The stock registry books recording outstanding Shares, the Unissued Certificate Account and the individual account of the Shareholder or Planholder shall be properly debited.

     Section 16. The proceeds of redemption shall be remitted by the Company in accordance with the Fund's Prospectus by check mailed to the Shareholder at his registered address. If Share Certificates have been issued for Shares being redeemed, then such Share Certificates and a stock power with a signature guarantee of a commercial bank or a member of a national securities exchange shall accompany the redemption request.

     If share Certificates have not been issued to the redeeming Shareholder, the Shareholder may redeem shares by mailing a written redemption request in proper form to the Transfer Agent or by establishing telephone redemption privileges. The written request should indicate the amount to be redeemed, identify the account number and be signed exactly as the Shares are registered. If the amount being redeemed is in excess of $50,000, or if proceeds are to be sent to anyone other than the Shareholder or address of record, signature(s) must be guaranteed by an acceptable financial institution. From time to time, the Transfer Agent, in its discretion may waive any or certain of the foregoing requirements in particular cases. Investors who have previously established the telephone redemption privilege may redeem Shares by calling the Transfer Agent at (808) 988-8088 before 4:00 pm Eastern Time to request a redemption. Prior to redeeming Shares by telephone the "Redemption Instructions" section of either the Account Application or Expedited Telephone Redemption and Exchange Request Form
(the "Authorization") must be completed and on file with the Transfer Agent. The signature(s) on the Authorization must be guaranteed by an acceptable institution unless the Authorization is completed at the time an account is originally established. If the telephone redemption request is $50,000 or more, a written redemption request must be completed as noted above.

     For the purposes of redemption of Shares which have been purchased within fifteen (15) days of a redemption request, the Fund shall provide the Company, from time to time, with Written Instructions concerning the time within which such requests may be honored.

     Section 17. In lieu of the Company receiving a properly executed signature guarantee from a commercial bank or trust company, or a member firm of a national securities exchange, or the National Association of Securities Dealers, the Fund agrees to indemnify and hold harmless the Company from and against any and all losses, costs, claims and liability by acting upon a shareholder(s) signature for redemption.


                            DIVIDENDS

     Section 18. Upon the declaration of each dividend and each capital gain distribution by the Board of Directors of the Fund, the Fund shall notify the Company of the date of such declaration, the amount payable per share, the record date for determining the Shareholders entitled to payment, the payment and the reinvestment date price.

     Section 19. On or before each payment date, the Fund will transfer, or cause the Custodian to transfer, to the Company in its capacity as Dividend Disbursing Agent, the total amount of the dividend or distribution currently payable. The Company will, on the designated payment date, automatically reinvest all dividends in additional shares, except in cases where Shareholders have elected to receive distributions in cash, in which case the Company will mail distribution checks to the Shareholders for the proper amounts payable to them.

                           GENERAL PROVISIONS

     Section 20. The Company shall maintain records (which may be part of the stock transfer records) in connection with the issuance and redemption of Shares, and the disbursement of dividends and dividend reinvestment, in which will be noted the transactions effected for each Shareholder and the number of Shares and fractional Shares owned by each for which no Share Certificates are outstanding. The Company agrees to make available upon request and to preserve for the periods prescribed in Rule 31a-2 any records relating to services provided under this Agreement which are required to be maintained by Rule 31a-1.

     Section 21. In addition to the services as Transfer Agent and Dividend Disbursing Agent as above set forth, the Company will perform other services for the Fund as agreed from time to time including but not limited to, preparation of and mailing Federal Tax Information Forms, mailing semi-annual reports of the Fund, preparation of one annual list of Shareholders, and mailing notices of Shareholders' meetings, proxies and proxy statements.

     Section 22. Nothing contained in this Agreement is intended to or shall require the Company in any capacity hereunder, to perform any functions or duties on any holiday, day of special observance or any other day on which the Custodian or the New York Stock Exchange are closed. Functions or duties normally scheduled to be performed on such days shall be performed on, and as of, the next business day on which both the New York Stock Exchange and Custodian are open.

     Section 23. The Fund agrees to pay the Company compensation for its services and to reimburse it for expenses, as set forth in Schedule A attached hereto or as shall be set forth in amendments to such Schedule the Fund authorizes the Company to debit the Fund's custody account for invoices which are rendered for the services performed for the applicable function. The invoices for the service will be sent to the Fund after the debiting with the indication that payment has been made.

     Section 24. (a) The Company, its directors, officers, employees, Shareholders and agents shall not be liable for any error of judgement or mistake of law or for any loss suffered by the Fund in connection with the performance of this Agreement, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Company in the performance of its obligations and duties under this Agreement.

               (b) Any person, even though also a director, officer, employee, Shareholder or agent of the Company, who may be or become an officer, trustee, employee or agent of the Fund, shall be deemed, when rendering services to the Fund or acting on any business of the Fund (other than services or business in connection with the Company's duties hereunder), to be rendering such services to or acting solely for the Fund and not as a director, officer, employee, Shareholder or agent of, or one under the control or direction of the Company, even though paid by it.

               (c) Notwithstanding any other provision of this Agreement, the Fund shall indemnify and hold harmless the Company, its directors, officers, employees, Shareholders and agents from and against any and all claims, demands, expenses and liabilities (whether with or without basis in fact or law) of any and every nature which the Company may sustain or incur or which may be asserted against the Company by any person by reason of, or as a result of: (i) any action taken or omitted to be taken by the Company in good faith hereunder; (ii) in reliance upon any certificate, instrument, order or stock certificate or other document reasonably believed by it to be genuine and to be signed, countersigned or executed by any duly authorized person upon the Oral Instructions or Written Instructions of an authorized person of the Fund or upon the opinion of legal counsel for the Fund or its own counsel; or (iii) any action taken or omitted to be taken by the Company in connection with its appointment in good faith in reliance upon any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed. However, indemnification under this subparagraph shall not apply to actions or omissions of the Company or its directors, officers, employees, shareholders or agents in cases of its or their own negligence, willful misconduct, bad faith or reckless disregard of its or their own duties hereunder.

               (d) The Company shall give written notice to the Fund within twenty (20) business days of receipt by the Company of a written assertion or claim of any threatened or pending legal proceeding which may be subject to this indemnification. However, the failure to notify the Fund of such written assertion or claim shall not operate in any manner whatsoever to relieve the Fund of any liability arising from this Section or otherwise.

               (e) For any legal proceeding giving rise to this indemnification, the Fund shall be entitled to defend or prosecute any claim in the name of the Company at its own expense and through counsel of its own choosing if it gives written notice to the Company within twenty (20) business days of receiving notice of such claim. Notwithstanding the foregoing, the Company may participate in the litigation at its own expense through counsel of its own choosing. If the Fund does choose to defend or prosecute such claim, then the parties shall cooperate in the defense of prosecution thereof and shall furnish such records and other information as are reasonably necessary.

               (f) The Fund shall not settle any claim without the Company's express written consent which shall not be unreasonably withheld. The Company shall not settle any claim without the Fund's express written consent which shall not be unreasonably withheld.

     Section 25. The Company is authorized upon receipt of Written Instructions from the Fund, to make payment upon redemption of Shares without a signature guarantee. The Fund hereby agrees to indemnify and hold the Company, its successors and assigns, harmless of and from any and all expenses, damages, claims, suits, liabilities, actions, demands, or losses whatsoever arising out of or in connection with a payment by the Company upon redemption of Shares without a signature guarantee and upon the request of the Company the Fund shall assume the entire defense of any action, suit or claim subject to the foregoing indemnity. The Company shall notify the Fund of any such action, suit or claim within thirty (30) days after receipt by the Company of notice thereof.

     Section 26. The Fund shall file with the Company a certified copy of each resolution of its Board of Directors authorizing the execution of Written Instructions or the transmittal of Oral Instructions, as provided in
Section 1 of this Agreement.

     Section 27. This Agreement may be amended from time to time by a supplemental agreement executed by the Fund and the Company.

     Section 28. The Fund or the Company may give written notice to the other of the termination of this Agreement, such termination to take effect at the time specified in the notice, not less than one hundred and twenty
(120) days after the giving of the notice. Upon the effective termination date, subject to payment to the Company by the Fund of all amounts due to the Company as of said date, the Company shall make available to the Fund or its designated recordkeeping successor, all of the records of the Fund maintained under this Agreement then in the Company's possession.

     Section 29. Any notice or other communication required by or permitted to be given in connection with this Agreement shall be in writing, and shall be delivered in person or sent by first class mail, postage prepaid to the respective parties as follows:

          If to the Fund:

               First Pacific Mutual Fund, Inc.
               2756 Woodlawn Drive, Suite #6-201
               Honolulu, HI  96822
               Attention:  Terrence K.H. Lee


          If to the Company:

               First Pacific Recordkeeping, Inc.
               2756 Woodlawn Drive, Suite #6-201
               Honolulu, HI  96822
               Attention:  Charlotte Meyer

     Section 30. The Fund represents and warrants to the Company that the execution and delivery of this Transfer Agency Agreement by the undersigned officers of the Fund has been duly and validly authorized by resolution of the Board of Directors of the Fund.

     Section 31. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original but such counterparts shall together constitute but one and the same instrument.

     Section 32. This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of the Company or by the Company without the written consent of the Fund authorized or approved by a resolution of its Board of Directors.

     Section 33. This Agreement shall be governed by the laws of the State of Hawaii.




SCHEDULE A

                     FIRST HAWAII MUNICIPAL BOND FUND
                 FIRST HAWAII INTERMEDIATE MUNICIPAL FUND
                        FIRST IDAHO TAX-FREE FUND

Transfer Agent and Dividend Disbursing Agent

$16.50 per Shareholder account, annually (1/12th payable monthly). Minimum monthly fee of $1,200.00

Services

      1.) Opening new accounts and entering demographic data into shareholder base.
      2.)  100% quality control of new accounts opened.
      3.)  Processing all investments.
      4.) Processing Tax ID certifications and handling backup withholding. 5.) Issuing and cancelling certificates.
      6.)  Replacing lost certificates.
      7.) Processing partial and complete redemptions and systematic withdrawal plans.
      8.)  Regular and legal transfers of accounts.
      9.)  Processing daily dividends.
     10.) Preparation of monthly statements to shareholders.
     11.) Blue Sky reports. This indicates shares sold to investors in various states. There is also a "warning system" that informs the Fund when it is within a certain percentage of the shares registered in the state, or within a certain time period when the registration statement is up for renewal.
     12.) Maintaining shareholder records of certificate and whole and fractional unissued shares.
     13.) Changing shareholders' addresses, dividend status, etc.
     14.) Daily or periodic reports on number of shares, accounts, etc.
     15.) Addressing and tabulating annual proxy cards.
     16.) Supplying an annual stockholder list.
     17.) Preparation of federal tax information forms to include 1099's, 1099B, 1042's etc. to shareholders and the IRS.

Optional Services

     There are also optional services available. Fees and descriptions for any of these services will be provided upon request.

In addition, all out-of-pocket expenses shall be separately charged; i.e.: expenses such as postage, stationary, retention of records, mailing, insurance, conversion, etc. and expenses in the development of Agreements between the Company and First Pacific Recordkeeping, Inc.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers and their corporate seals hereunto duly affixed and attested, as of the day and year above written.


                              FIRST PACIFIC MUTUAL FUND, INC.



                              By:  \S\ Terrence K.H. Lee
                                   Terrence K.H. Lee, President


[Corporate Seal]


                              Attest:  \S\ Jean Chun
                                   Jean Chun, Secretary






                              FIRST PACIFIC RECORDKEEPING, INC.



                              By:  \S\ Terrence K.H. Lee
                                   Terrence K.H. Lee, President


[Corporate Seal]


                              Attest:  \S\ Jean Chun
                                   Jean Chun, Secretary







                  AMENDMENT TO TRANSFER AGENT  and  DIVIDEND
                           DISBURSING AGENT AGREEMENT
                             Dated October 15, 1998


         The following Sections of the Transfer Agent and Dividend Disbursing Agent Agreement dated March 16, 1994 are Amended as follows:

Section 13. Prior to the daily determination of net asset value in accordance with the Fund's Prospectus, the Company shall process all purchase orders received since the last determination of the Fund's net asset value.

     The Company shall calculate daily the amount available for investment in Shares at the net asset value determined by the Pricing Agent (see Accounting Services Agreement) as of the close of trading on the New York Stock Exchange, the number of Shares and fractional Shares to be purchased and the net asset value to be deposited with the Custodian. The Company as agent for the Shareholders, shall place a purchase order daily with the Fund for the proper number of Shares and fractional Shares to be purchased and confirm such number to the Fund in writing.

Section 15. The Company shall, prior to the daily determination of net asset value in accordance with the Fund's Prospectus, process all requests from Shareholders to redeem Shares and determine the number of Shares required to be redeemed to make monthly payments, automatic payments or the like. Thereupon, the Company shall advise the Fund of the total number of Shares available for redemption and the number of Shares and fractional Shares requested to be redeemed. The Pricing Agent shall then determine the applicable net asset value, whereupon the Company shall furnish the Fund with an appropriate confirmation of the redemption and process the redemption by filing with the Custodian an appropriate statement and making the proper distribution and application of the redemption proceeds in accordance with the Fund's Prospectus. The stock registry books recording outstanding Shares, the Unissued Certificate Account and the individual account of the Shareholder or Planholder shall be properly debited.





SCHEDULE A AMENDMENT - Effective November 1, 1998

                    FIRST HAWAII MUNICIPAL BOND FUND
                FIRST HAWAII INTERMEDIATE MUNICIPAL FUND
                        FIRST IDAHO TAX-FREE FUND

Transfer Agent and Dividend Disbursing Agent
     For the services provided and the expenses assumed pursuant to this Agreement, each Fund will pay to the Transfer Agent as full compensation, a fee at an annualized rate of .06% of each Fund's average daily net assets. This fee will be computed daily as of the close of business and will be paid to the Transfer Agent monthly within ten (10) business days after the last day of each month. The fee shall be prorated for any fraction of a month at the commencement or termination of this Agreement.

Services
      1.) Opening new accounts and entering demographic data into shareholder base.
      2.)  100% quality control of new accounts opened.
      3.)  Processing all investments.
      4.) Processing Tax ID certifications and handling backup withholding. 5.) Issuing and cancelling certificates.
      6.)  Replacing lost certificates.
      7.) Processing partial and complete redemptions and systematic withdrawal plans.
      8.)  Regular and legal transfers of accounts.
      9.)  Processing daily dividends.
     10.) Preparation, processing, printing and mailing of monthly statements to shareholders.
     11.) Preparation, processing, printing, mailing, filing and reconciling of monthly checks to shareholders.
     12.) Blue Sky reports. This indicates shares sold to investors in various states.
     13.) Maintaining shareholder records of certificate and whole and fractional unissued shares.
     14.)  Changing shareholders' addresses, dividend status, etc.
     15.)  Mailing semi-annual reports.
     16.)  Daily or periodic reports on number of shares, accounts, etc.
     17.)  Addressing and tabulating annual proxy cards.
     18.)  Supplying an annual stockholder list.
     19.) Preparation of federal tax information forms to include 1099's, 1099B, 1042's etc. to shareholders and the IRS.
     20.) Liaison to the Custodian Bank for disbursing dividends, settling purchases and redemptions.

Optional Services

     There are also optional services available. Fees and descriptions for any of these services will be provided upon request.

     In addition, all out-of-pocket expenses shall be separately charged; i.e.: expenses such as postage, stationary, retention of records, mailing, insurance, conversion, etc. and expenses in the development of Agreements between the Company and First Pacific Recordkeeping, Inc.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers and their corporate seals hereunto duly affixed and attested, as of the day and year above written.


                              FIRST PACIFIC MUTUAL FUND, INC.



                              By:  \S\ Terrence K.H. Lee
                                   Terrence K.H. Lee, President


[Corporate Seal]


                              Attest:  \S\ Jean Chun
                                   Jean Chun, Secretary






                              FIRST PACIFIC RECORDKEEPING, INC.



                              By:  \S\ Terrence K.H. Lee
                                   Terrence K.H. Lee, President


[Corporate Seal]


                              Attest:  \S\ Jean Chun
                                   Jean Chun, Secretary



 AMENDMENT TO TRANSFER AGENT  and  DIVIDEND
                           DISBURSING AGENT AGREEMENT
                             Dated February 1, 1999


     The following Sections of the Transfer Agent and Dividend Disbursing Agent Agreement dated March 16, 1994 are Amended as follows:

     In accordance with Section 28, First Idaho Tax-Free Fund has terminated any and all affiliations with this Transfer Agent and Dividend Disbursing Agent Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers and their corporate seals hereunto duly affixed and attested, as of the day and year above written.


                              FIRST PACIFIC MUTUAL FUND, INC.



                              By:  \S\ Terrence K.H. Lee
                                   Terrence K.H. Lee, President


[Corporate Seal]


                              Attest:  \S\ Jean Chun
                                   Jean Chun, Secretary






                              FIRST PACIFIC RECORDKEEPING, INC.



                              By:  \S\ Terrence K.H. Lee
                                   Terrence K.H. Lee, President


[Corporate Seal]


                              Attest:  \S\ Jean Chun
                                   Jean Chun, Secretary


TRANSFER AGENCY AND SERVICE AGREEMENT

between

FIRST IDAHO TAX-FREE FUND

and

AMERICAN DATA SERVICES, INC.






INDEX

1.  TERMS OF APPOINTMENT; DUTIES OF ADS.....................................3
2.  FEES AND EXPENSES.......................................................4
3.  REPRESENTATIONS AND WARRANTIES OF ADS...................................4
4.  REPRESENTATIONS AND WARRANTIES OF THE FUND..............................5
5.  INDEMNIFICATION ........................................................5
6.  COVENANTS OF THE FUND AND ADS...........................................7
7.  TERMINATION OF AGREEMENT................................................7
8.  ASSIGNMENT..............................................................7
9.  AMENDMENT...............................................................8
10.  NEW YORK LAWS TO APPLY.................................................8
11.  MERGER OF AGREEMENT....................................................8
12.  NOTICES ...............................................................8
SCHEDULE A.................................................................12



               TRANSFER AGENCY AND SERVICE AGREEMENT
AGREEMENT made the 1ST day of February 1999, by and between First Idaho Tax-Free Fund, a Maryland Corporation, having its principal office and place of business at 2756 Woodlawn Drive, Suite #6-201, Honolulu, HI 96822 (the "Fund"), and American Data Services, Inc., a New York corporation having its principal office and place of business at the Hauppauge Corporate Center, 150 Motor Parkway, Suite 109, Hauppauge, New York 11788 ("ADS").

  WHEREAS, the Fund desires to appoint ADS as its transfer agent, dividend disbursing agent and agent in connection with certain other activities, and ADS desires to accept such appointment;

  NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.  TERMS OF APPOINTMENT; DUTIES OF ADS

  1.01 Subject to the terms and conditions set forth in this agreement, the Fund hereby employs and appoints ADS to act as, and ADS agrees to act as its transfer agent for the Fund's authorized and issued shares of its common stock, ("Shares"), dividend disbursing agent and agent in connection with any accumulation, open-account or similar plans provided to the shareholders of the fund ("Shareholders") set out in the currently effective prospectus and statement of additional information ("prospectus") of the Fund.

  1.02 ADS agrees that it will perform the following services:

                  (a) In accordance with procedures established from time to time by agreement between the Fund and ADS, ADS shall:

Receive for acceptance, orders for the purchase of Shares, and promptly deliver payment and appropriate documentation therefore to the Custodian of the Fund authorized by the Board of Directors of the Fund (the "Custodian");

Pursuant to purchase orders, issue the appropriate number of Shares and hold such Shares in the appropriate Shareholder account;

Receive for acceptance redemption requests and redemption directions and deliver the appropriate documentation therefore to the Custodian;

At the appropriate time as and when it receives monies paid to it by the Custodian with respect to any redemption, pay over or cause to be paid over in the appropriate manner such monies as instructed by the redeeming Shareholders;

Effect transfers of Shares by the registered owners thereof upon receipt of appropriate instructions;

Prepare and transmit payments for dividends and distributions declared by the Fund;

Maintain records of account for and advise the Fund and its Shareholders as to the foregoing; and

Record the issuance of shares of the Fund and maintain pursuant to SEC Rule 17Ad-10(e) a record of the total number of shares of the Fund which are authorized, based upon data provided to it by the Fund, and issued and outstanding. ADS shall also provide the Fund on a regular basis with the total number of shares which are authorized and issued and outstanding and shall have no obligation, when recording the issuance of shares, to monitor the issuance of such shares or to take cognizance of any laws relating to the issue or sale of such shares, which functions shall be the sole responsibility of the Fund.

   (b) In addition to and not in lieu of the services set forth in the above paragraph (a), ADS shall:

Perform all of the customary services of a transfer agent, dividend disbursing agent, including but not limited to: maintaining all Shareholder accounts, preparing Shareholder meeting lists, mailing proxies, receiving and tabulating proxies, mailing Shareholder reports and prospectuses to current Shareholders, withholding taxes on U.S. resident and non-resident alien accounts, preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all Shareholders, preparing and mailing confirmation forms and statements of account to Shareholders for all purchases redemption s of Shares and other confirmable transactions in Shareholder accounts, preparing and mailing activity statements for Shareholders, and providing Shareholder account information and (ii) provide a system and reports which will enable the Fund to monitor the total number of Shares sold in each State.

In addition, the Fund shall (i) identify to ADS in writing those transactions and shares to be treated as exempt from blue sky reporting for each State and (ii) verify the establishment of such transactions for each state on the system prior to activation and thereafter monitor the daily activity for each State as provided by ADS. The responsibility of ADS for the Fund's blue sky State registration status is solely limited to the initial establishment of transactions subject to blue sky compliance by the Fund and the reporting of such transactions to the Fund as provided above.

  Procedures applicable to certain of these services may be established from time to time by agreement between the Fund and ADS.

2.  FEES AND EXPENSES

  2.01 For performance by ADS pursuant to this Agreement, the Fund agrees to pay ADS an annual maintenance fee for each Shareholder account and transaction fees for each portfolio or class of shares serviced under this Agreement (See Schedule A). Such fees and out-of pocket expenses and advances identified under Section 2.02 below may be changed from time to time subject to mutual written agreement between the Fund and ADS.

  2.02 In addition to the fee paid under Section 2.01 above, the Fund agrees to reimburse ADS for out-of-pocket expenses or advances incurred by ADS for the items set out in the fee schedule attached hereto. In addition, any other expenses incurred by ADS at the request or with the consent of the Fund, will be reimbursed by the Fund.

  2.03 The Fund agrees to pay all fees and reimbursable expenses within five days following the receipt of the respective billing notice. Postage for mailing of dividends, proxies, Fund reports and other mailings to all shareholder accounts shall be advanced to ADS by the Fund at least seven
(7) days prior to the mailing date of such materials.

3.  REPRESENTATIONS AND WARRANTIES OF ADS

ADS represents and warrants to the Fund that:

  3.01 It is empowered under applicable laws and by its charter and by-laws to enter into and perform this Agreement.

  3.02 All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

  3.03 It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

  3.04 ADS is duly registered as a transfer agent under the Securities Act of 1934 and shall continue to be registered throughout the remainder of this Agreement.

4.  REPRESENTATIONS AND WARRANTIES OF THE FUND

The Fund represents and warrants to ADS that;

  4.01 It is empowered under applicable laws and by its Articles of Incorporation and By-Laws / Declaration of Trust to enter into and perform this Agreement.

  4.02 All proceedings required by said Articles of Incorporation and By-Laws / Declaration of Trust have been taken to authorize it to enter into and perform this Agreement.

  4.03 It is an open-end management investment company registered under the Investment Company Act of 1940.

  4.04 A registration statement under the Securities Act of 1933 is currently or will become effective and will remain effective, and appropriate state securities law filings as required, have been or will be made and will continue to be made, with respect to all Shares of the Fund being offered for sale.

5.  INDEMNIFICATION

  5.01 ADS shall not be responsible for, and the Fund shall indemnify and hold ADS harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to:

 (a) All actions of ADS or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without gross negligence or willful misconduct.

 (b) The Fund's refusal or failure to comply with the terms of this Agreement, or which arise out of the Fund's lack good faith, gross negligence or willful misconduct or which arise out of the breach of any representation or warranty of the Fund hereunder.

(c) The reliance on or use by ADS or its agents or subcontractors of information, records and documents which (i) are received by ADS or its agents or subcontractors and furnished to it by or on behalf of the Fund, and (ii) have been prepared and/or maintained by the Fund or any other person or firm on behalf of the Fund.

(d) The reliance on, or the carrying out by ADS or its agents or subcontractors of any instructions or requests of the Fund.

(e) The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

  5.02 ADS shall indemnify and hold the Fund harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to any action or failure or omission to act by ADS as a result of ADS's lack of good faith, gross negligence or willful misconduct.

  5.03 At any time ADS may apply to any officer of the Fund for instructions, and may consult with legal counsel with respect to any matter arising in connection with the services to be performed by ADS under this Agreement, and ADS and its agents or subcontractors shall not be liable and shall be indemnified by the Fund for any action taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel. ADS, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of the Fund, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided ADS or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the Fund, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Fund. ADS, its agents and subcontractors shall also be protected and indemnified in recognizing stock certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officers of the Fund, and the proper countersignature of any former transfer agent or registrar, or of a co-transfer agent or co-registrar.

  5.04 In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

  5.05 Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any act or failure to act hereunder.

  5.06 In order that the indemnification provisions contained in this Article 5 shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party of seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification the defense of such claim. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent.

6.  COVENANTS OF THE FUND AND ADS

  6.01 The Fund shall promptly furnish to ADS a certified copy of the resolution of the Board of Directors of the Fund authorizing the appointment of ADS and the execution and delivery of this Agreement.

  6.02 ADS hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Fund for safekeeping of stock certificates, check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

  6.03 ADS shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by Section 31 of the Investment Company Act of 1940, as amended, and the Rules thereunder, ADS agrees that all such records prepared or maintained by ADS relating to the services to be performed by ADS hereunder are the property of the Fund and will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered promptly to the Fund on and in accordance with its request.

  6.04 ADS and the Fund agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

  6.05 In case of any requests or demands for the inspection of the Shareholder records of the Fund, ADS will endeavor to notify the Fund and to secure instructions from an authorized officer of the Fund as to such inspection.
ADS reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person, and shall promptly notify the Fund of any unusual request to inspect or copy the shareholder records of the Fund or the receipt of any other unusual request to inspect, copy or produce the records of the Fund.

7.  TERMINATION OF AGREEMENT

  7.01 This Agreement shall become effective as of the date hereof and shall remain in force for a period of three (3) years, provided however, that both parties to this Agreement have the option to terminate the Agreement upon ninety (90) days prior written notice.

  7.02 Should the Fund exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be borne by the Fund. Additionally, ADS reserves the right to charge for any other reasonable expenses associated with such termination.

8.  ASSIGNMENT

  8.01 Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

  8.02 This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.


9.  AMENDMENT

  9.01 This Agreement may be amended or modified by a written agreement executed by both parties and authorized or approved by a resolution of the Board of Directors / Trustees of the Fund.

10.  NEW YORK LAWS TO APPLY

  10.01 The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York as at the time in effect and the applicable provisions of the 1940 Act. To the extent that the applicable law of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.



11.  MERGER OF AGREEMENT

  11.01 This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.


12.  NOTICES.
  All notices and other communications hereunder shall be in writing, shall be deemed to have been given when received or when sent by telex or facsimile, and shall be given to the following addresses (or such other addresses as to which notice is given):

To the Fund:                              To ADS:
Mr. Terry Lee                             Michael Miola
President                                 President
First Idaho Tax-Free Fund                 American Data Services, Inc.
2756 Woodlawn Drive, Suite #6-201         150 Motor Parkway, Suite 900
Honolulu, HI 96822                        Hauppauge, NY  11788




 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

FIRST IDAHO TAX-FREE FUND              AMERICAN DATA SERVICES, INC.


By:_\S\ Terrence K. H. Lee__           By:_\S\ Michael Miola__________
Terry Lee, President                        Michael Miola, President




SCHEDULE A

PORTFOLIOS TO BE SERVICED UNDER THIS AGREEMENT:

FIRST IDAHO TAX-FREE FUND